Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Pennsylvania Municipal Value Fund
811-22273


We hereby incorporate by reference a new
Investment Advisory agreement, and a new Sub-
Advisory Agreement a form of which was filed as Appendix K and Appendix L, respectively, under
Conformed Submission Type DEF 14A, accession number 0001193125-14-236565, on June 16, 2014.